Exhibit 99.1

PRESS RELEASE

Investor Relations:	Media:
New York: +1 (917) 663 2233	Lausanne: +41 (0)58 242 4500
Lausanne: +41 (0)58 242 4666	Email: Iro.Antoniadou@pmi.com
Email: InvestorRelations@pmi.com

PHILIP MORRIS INTERNATIONAL INC. (PMI) REPORTS 2018 THIRD-QUARTER RESULTS;
REPORTED DILUTED EPS OF $1.44 UP 13.4% VS. $1.27 IN 2017;
REAFFIRMS 2018 FULL-YEAR REPORTED DILUTED EPS TO BE IN A RANGE OF $4.97 TO $5.02,
REFLECTING CURRENCY-NEUTRAL GROWTH OF APPROXIMATELY 8% TO 9% VS. 2017
ADJUSTED DILUTED EPS OF $4.72

2018 Third-Quarter

•	Reported and adjusted diluted earnings per share of $1.44, up by $0.17 or 13.4% versus $1.27 in 2017

•	Excluding unfavorable currency of $0.09, adjusted diluted earnings per share up by $0.26 or 20.5% versus $1.27 in 2017 as detailed in the attached Schedule 2

•	Cigarette and heated tobacco unit shipment volume of 203.7 billion, down by 2.1%, or up by 1.1% excluding the net impact of total estimated distributor inventory movements, reflecting:

•	Cigarette shipment volume of 195.1 billion units, down by 3.4 billion units or 1.7%

•	Heated tobacco unit shipment volume of 8.7 billion units, down by 1.1 billion units or 11.0%

•	Net revenues of $7.5 billion, up by 0.4%

•	Excluding unfavorable currency of $213 million, net revenues up by 3.3% as detailed in the attached
Schedule 3

•	Operating income of $3.2 billion, up by 2.2%

•	Excluding unfavorable currency of $167 million, operating income up by 7.6% as detailed in the attached Schedule 5

•	Adjusted operating income, reflecting the items detailed in the attached Schedule 6, of $3.2 billion, up by 2.2%

•	Excluding unfavorable currency of $167 million, adjusted operating income up by 7.6% as detailed in the attached Schedule 6

2018 Nine Months Year-to-Date

•	Reported diluted earnings per share of $3.85, up by $0.42 or 12.2% versus $3.43 in 2017

•	Adjusted diluted earnings per share of $3.85, up by $0.46 or 13.6% versus $3.39 in 2017

•	Excluding unfavorable currency of $0.02, adjusted diluted earnings per share up by $0.48 or 14.2% versus $3.39 in 2017 as detailed in the attached Schedule 2

•	Cigarette and heated tobacco unit shipment volume of 579.3 billion, down by 1.2%, or up by 0.3% excluding the net impact of total estimated distributor inventory movements, reflecting:

•	Cigarette shipment volume of 550.1 billion units, down by 15.5 billion units or 2.7%

•	Heated tobacco unit shipment volume of 29.2 billion units, up by 8.7 billion units or 42.4%

•	Net revenues of $22.1 billion, up by 8.2%

•	Excluding favorable currency of $351 million, net revenues up by 6.5% as detailed in the attached
Schedule 4

•	Operating income of $8.7 billion, up by 5.3%

•	Excluding unfavorable currency of $4 million, operating income up by 5.3% as detailed in the attached Schedule 5

•	Adjusted operating income, reflecting the items detailed in the attached Schedule 6, of $8.7 billion, up by 5.3%

•	Excluding unfavorable currency of $4 million, adjusted operating income up by 5.3% as detailed in the attached Schedule 6

2018 Full-Year Forecast
PMI reaffirms its 2018 full-year reported diluted earnings per share forecast to be in a range of $4.97 to $5.02, at prevailing exchange rates, representing a projected increase of approximately 28% to 29% versus reported diluted earnings per share of $3.88 in 2017.

•
Excluding an unfavorable currency impact, at prevailing exchange rates, of approximately $0.12, the forecast range represents a projected increase of approximately 8% to 9% versus adjusted diluted earnings per share of $4.72 in 2017 as detailed in the attached Schedule 2.

2018 Full-Year Forecast Overview & Assumptions
As previously communicated, this forecast assumes:

•
A total cigarette and heated tobacco unit shipment volume decline for PMI of approximately 2% versus an estimated total international industry volume decline, excluding China and the U.S., of approximately 2.5%;

•	Significant growth of PMI's in-market heated tobacco unit sales volume, driven by all launch markets, notably the EU Region, Japan, Korea and Russia, reaching 44 to 45 billion units in 2018;

•
Heated tobacco unit shipments of 41 to 42 billion units in 2018, including an anticipated full-year distributor inventory reduction -- concentrated in the third quarter of 2018 -- of approximately three billion units, reflecting approximately four billion unit reduction in Japan partly offset by approximately one billion unit increase in other markets; and

•
Currency-neutral net revenue growth of approximately 3%, which also includes the move to highly inflationary accounting in Argentina resulting in the treatment of the U.S. dollar as the functional currency of the company’s Argentinian affiliates, effective July 1, 2018.

As previously communicated, this forecast further assumes:

•	An estimated strong combustible product pricing variance of approximately 7%;

•	Net incremental investment behind RRPs of approximately $600 million for the full year;

•	Operating cash flow of approximately $9 billion, subject to year-end working capital requirements;

•	Capital expenditures of approximately $1.5 billion;

•	An effective tax rate of approximately 24%; and

•	No share repurchases.
This forecast excludes the impact of any future acquisitions, unanticipated asset impairment and exit cost charges, future changes in currency exchange rates, further developments related to the Tax Cuts and Jobs Act, and any unusual events. Factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections.

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2018 THIRD-QUARTER CONSOLIDATED RESULTS
NEW YORK, October 18, 2018 – Philip Morris International Inc. (NYSE: PM) today announced its 2018 third-quarter results.

"Our third-quarter results demonstrate that our underlying business performance is in good shape. Excluding distributor inventory movements, our total shipment volume was up in the quarter and year-to-date, reflecting the continued growth of our heat-not-burn products as well as the solid performance of our combustible products. Our total market share was up by 0.5 and 0.6 points in the quarter and year-to-date, respectively. In addition, supported by our leading brand portfolio, pricing was strong. As a result, we continue to forecast currency-neutral EPS growth for the full year of 8-9%," said André Calantzopoulos, Chief Executive Officer.

"We remain focused on our smoke-free transformation and are very encouraged by the continued progress of our smoke-free products and initiatives, especially across the EU and Russia. As previously announced, this quarter existing IQOS device and consumable inventories were rightsized in Japan ahead of the upcoming global launch of our new IQOS 3 and IQOS 3 Multi devices. Importantly, our worldwide in-market sales of heated tobacco units this year remain set to almost double and we continue to anticipate shipments of approximately 41-42 billion units."

"Overall, as we stated recently at our Investor Day, our business is showing great momentum. As we enter this year’s final quarter, I am confident that the strategies and initiatives we have put in place set the stage for an even better business performance in 2019."

Conference Call
A conference call, hosted by Martin King, Chief Financial Officer, will be webcast at 9:00 a.m., Eastern Time, on October 18, 2018. Access is at www.pmi.com/2018Q3earnings. The audio webcast may also be accessed on iOS or Android devices by downloading PMI’s free Investor Relations Mobile Application at www.pmi.com/irapp.

Impact of U.S. Tax Reform
PMI's 2018 full-year diluted earnings per share forecast assumes a full-year effective tax rate of approximately 24%, reflecting the current analysis, interpretation and clarifications of the scope and impact of the Tax Cuts and Jobs Act (the “Act”).
The Act has significant complexity, and PMI's final full-year effective tax rate may differ from this assumption, due to, among other things, additional guidance that may be issued by the U.S. Treasury Department and the Internal Revenue Service, related interpretations and clarifications of tax law, and earnings mix by taxing jurisdiction.

U.S. GAAP Treatment of Argentina as a Highly Inflationary Economy
Following the categorization of Argentina by the International Practices Task Force of the Center for Audit Quality as a country with a three-year cumulative inflation rate greater than 100%, the country is considered highly inflationary in accordance with U.S. GAAP. Consequently, PMI began to account for the operations of its Argentinian affiliates as highly inflationary, and to treat the U.S. dollar as the functional currency of the affiliates, effective July 1, 2018.

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Dividends
During the quarter, PMI declared a regular quarterly dividend of $1.14, representing an annualized rate of $4.56 per common share. Since its spin-off in March 2008, PMI has increased its regular quarterly dividend by 147.8% from the initial annualized rate of $1.84 per common share, or a compound annual growth rate of 9.5%.

Investor Day
During the quarter, PMI's senior management reviewed the company’s business outlook and long-term growth strategies at its investor meeting at the Operations Center in Lausanne, Switzerland. A copy of the presentation slides, transcript, glossary of key terms and definitions, as well as reconciliations of non-GAAP measures to the most directly comparable GAAP measures, have been made available at www.pmi.com/2018InvestorDay. The archive of the audio webcast will be available until Friday, October 26, 2018, and may also be accessed on iOS or Android devices by downloading PMI’s free Investor Relations Mobile Application at www.pmi.com/irapp.

PMI's Latest Nonclinical Results: A Step Further Toward Confirming Risk-Reduction

On August 20, 2018, PMI submitted to the U.S. FDA the results of its 18-month chronic toxicity and carcinogenicity animal study that compared the exposure to IQOS aerosol with cigarette smoke. This study adds to the extensive body of evidence already presented to the agency in support of PMI’s pending application for authorization of IQOS as a modified risk tobacco product.

The A/J mouse is a suitable model to study lung cancer and Chronic Obstructive Pulmonary Disease (COPD), two of the most common smoking-related diseases, because it is highly susceptible to lung tumors and emphysema. This 18-month inhalation study included female mice exposed to either fresh air, cigarette smoke (3R4F reference cigarette), or IQOS aerosol at low, medium or high exposure levels. In addition, the study included male mice exposed to either fresh air or the high exposure level of IQOS aerosol. The study assessed chronic toxicity and carcinogenicity of IQOS aerosol compared to cigarette smoke in alignment with OECD Guidelines. The study also included lung inflammation and COPD endpoints.

Lifelong exposure to IQOS aerosol, even at an exposure level twice that of cigarette smoke, resulted in only mild systemic toxicity and did not cause an increase in lung inflammation, emphysema or lung tumorigenicity compared to air exposure. In contrast, cigarette smoke exposure resulted in moderate to severe chronic toxicity, lung inflammation, emphysema and an increase in lung tumorigenicity as compared to fresh air.

This animal study provides direct evidence connecting the reduction in exposure to the harmful chemicals in cigarette smoke to a reduction in smoking-related diseases. In the absence of long-term epidemiological data for IQOS on smoking-related diseases such as lung cancer and COPD, these results provide further context and strengthen the evidence that IQOS presents less risk of harm and has the potential to reduce the risk of smoking-related disease. The results have been presented at scientific conferences and the full results will be submitted for publication in a peer-reviewed journal.

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"This is a ground-breaking study," said Miroslaw Zielinski, PMI's President Science and Innovation. "It is the first-ever in vivo lung cancer study that provides scientific evidence of the potential impact of a smoke-free product on lung cancer. The study results further strengthen the body of scientific evidence that IQOS presents less risk of harm and has the potential to reduce the risk of smoking-related disease."

SHIPMENT VOLUME

PMI Shipment Volume by Region	Third-Quarter			Nine Months Year-to-Date
(million units)	2018	2017	Change	2018	2017	Change
Cigarettes
European Union	48,223	49,114	(1.8)%	135,878	141,412	(3.9)%
Eastern Europe	29,801	31,749	(6.1)%	80,294	88,426	(9.2)%
Middle East & Africa	37,406	37,088	0.9%	100,831	101,399	(0.6)%
South & Southeast Asia	45,840	44,731	2.5%	130,846	124,655	5.0%
East Asia & Australia	14,186	15,331	(7.5)%	43,391	48,364	(10.3)%
Latin America & Canada	19,612	20,452	(4.1)%	58,829	61,301	(4.0)%
Total PMI	195,068	198,465	(1.7)%	550,069	565,557	(2.7)%

Heated Tobacco Units
European Union	1,730	464	+100%	3,853	1,040	+100%
Eastern Europe	1,152	180	+100%	2,667	351	+100%
Middle East & Africa	1,152	247	+100%	2,832	410	+100%
South & Southeast Asia	—	—	—%	—	—	—%
East Asia & Australia	4,575	8,826	(48.2)%	19,755	18,697	5.7%
Latin America & Canada	43	8	+100%	98	12	+100%
Total PMI	8,652	9,725	(11.0)%	29,205	20,510	42.4%

Cigarettes and Heated Tobacco Units
European Union	49,953	49,578	0.8%	139,731	142,452	(1.9)%
Eastern Europe	30,953	31,929	(3.1)%	82,961	88,777	(6.6)%
Middle East & Africa	38,558	37,335	3.3%	103,663	101,809	1.8%
South & Southeast Asia	45,840	44,731	2.5%	130,846	124,655	5.0%
East Asia & Australia	18,761	24,157	(22.3)%	63,146	67,061	(5.8)%
Latin America & Canada	19,655	20,460	(3.9)%	58,927	61,313	(3.9)%
Total PMI	203,720	208,190	(2.1)%	579,274	586,067	(1.2)%
Third-Quarter
PMI's total shipment volume decreased by 2.1%, principally due to:

•	Eastern Europe, reflecting lower cigarette shipment volume, principally in Russia, Kazakhstan and Ukraine, partly offset by higher heated tobacco unit shipment volume, notably in Russia;

•
East Asia & Australia, reflecting: lower cigarette shipment volume, notably in Japan and Korea; lower heated tobacco unit shipment volume in Japan due to net unfavorable estimated distributor inventory movements described in the East Asia & Australia Region section; partly offset by higher cigarette shipment volume in Taiwan, as well as higher heated tobacco unit shipment volume in Korea; and

•	Latin America & Canada, reflecting lower cigarette shipment volume, principally in Argentina, Brazil, Canada and Colombia, partly offset by Mexico;

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partly offset by

•
the EU, reflecting higher heated tobacco unit shipment volume, as well as higher cigarette shipment volume in Germany and Poland, partly offset by lower cigarette shipment volume, principally in France and Italy;

•
Middle East & Africa, reflecting higher cigarette shipment volume, principally in the GCC, notably Saudi Arabia, and Turkey, as well as higher heated tobacco unit shipment volume, primarily in PMI Duty Free; and

•	South & South East Asia, reflecting higher cigarette shipment volume, principally in Indonesia and Thailand, partly offset by Pakistan.
Excluding the net unfavorable impact of total estimated distributor inventory movements of approximately 6.7 billion units, essentially reflecting unfavorable heated tobacco unit inventory movements of approximately 6.9 billion units, mainly due to Japan, partly offset by favorable cigarette inventory movements of approximately 0.2 billion units, PMI's total shipment volume increased by 1.1%.
Nine Months Year-to-Date
Year-to-date, PMI's total shipment volume decreased by 1.2%, principally due to:

•	the EU, primarily reflecting lower cigarette shipment volume in France, Germany and Italy, partly offset by higher heated tobacco unit shipment volume across the Region;

•	Eastern Europe, reflecting lower cigarette shipment volume, principally in Russia and Ukraine, partly offset by higher heated tobacco unit shipment volume, mainly in Russia and Ukraine;

•
East Asia & Australia, reflecting: lower cigarette shipment volume, principally in Japan and Korea; lower heated tobacco unit shipment volume in Japan due to net unfavorable estimated distributor inventory movements described in the East Asia & Australia Region section; partly offset by higher heated tobacco unit shipment volume in Korea; and

•	Latin America & Canada, reflecting lower cigarette shipment volume, notably in Argentina, Canada, Colombia and Mexico;
partly offset by

•
Middle East & Africa, reflecting higher cigarette shipment volume in Turkey, as well as higher heated tobacco unit shipment volume, mainly in PMI Duty Free, partly offset by lower cigarette shipment volume in the GCC, notably Saudi Arabia and the UAE; and

•	South & Southeast Asia, reflecting higher cigarette shipment volume, principally in Pakistan, the Philippines and Thailand.
Excluding the net unfavorable impact of total estimated distributor inventory movements of approximately 8.6 billion units, reflecting unfavorable heated tobacco unit inventory movements of approximately 9.5 billion units, partly offset by favorable cigarette inventory movements of approximately 0.9 billion units, both driven mainly by Japan, PMI's total shipment volume increased by 0.3%.

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PMI shipment volume by brand is shown in the table below.

PMI Shipment Volume by Brand	Third-Quarter			Nine Months Year-to-Date
(million units)	2018	2017	Change	2018	2017	Change
Cigarettes
Marlboro	69,121	68,886	0.3%	195,987	200,115	(2.1)%
L&M	24,329	23,809	2.2%	66,751	69,091	(3.4)%
Chesterfield	15,821	15,116	4.7%	44,622	40,311	10.7%
Philip Morris	13,505	12,838	5.2%	36,687	36,133	1.5%
Sampoerna A	10,333	10,482	(1.4)%	29,131	31,012	(6.1)%
Parliament	11,588	11,354	2.1%	31,041	31,723	(2.1)%
Bond Street	8,595	9,912	(13.3)%	23,960	28,675	(16.4)%
Dji Sam Soe	7,578	6,425	17.9%	21,151	15,692	34.8%
Lark	6,058	6,403	(5.4)%	17,604	18,627	(5.5)%
Fortune	4,052	3,451	17.4%	11,791	9,761	20.8%
Others	24,088	29,789	(19.1)%	71,344	84,417	(15.5)%
Total Cigarettes	195,068	198,465	(1.7)%	550,069	565,557	(2.7)%
Heated Tobacco Units	8,652	9,725	(11.0)%	29,205	20,510	42.4%
Total PMI	203,720	208,190	(2.1)%	579,274	586,067	(1.2)%
Note: Sampoerna A includes Sampoerna; Philip Morris includes Philip Morris/Dubliss; and Lark includes Lark Harmony.
Third-Quarter
PMI's cigarette shipment volume of the following brands decreased:

•	Sampoerna A in Indonesia, partly reflecting the impact of its retail price increasing past its round pack price point in the fourth quarter of 2017;

•	Bond Street, mainly due to Kazakhstan, Russia and Ukraine;

•	Lark, mainly due to Japan; and

•
"Others," mainly due to: mid-price brands, notably Sampoerna U in Indonesia, partly reflecting the impact of above-inflation retail price increases; the successful portfolio consolidation of local, low price brands into international trademarks, notably in Colombia, Mexico and Russia; and low price Jackpot in the Philippines, reflecting uptrading as a result of narrowed price gaps.

PMI's cigarette shipment volume of the following brands increased:

•	Marlboro, mainly driven by Algeria, the GCC, notably Saudi Arabia, Indonesia, Mexico, the Philippines and Turkey, partly offset by Argentina, Italy, Japan, Korea and PMI Duty Free;

•	L&M, mainly driven by the GCC, notably Saudi Arabia, Poland and Thailand, partly offset by North Africa, notably Egypt, Russia and Turkey;

•	Chesterfield, mainly driven by Colombia, Mexico and Turkey, partly offset by Russia;

•	Philip Morris, mainly driven by Russia, partly offset by Argentina and the Philippines;

•	Parliament, mainly driven by Japan and Turkey, partly offset by Korea and Russia;

•	Dji Sam Soe in Indonesia, notably reflecting the continued strong performance of its Magnum Mild 16s variant; and

•	Fortune in the Philippines, reflecting the favorable impact of its narrowed retail price gap to competitors' products.
The decrease in PMI's heated tobacco unit shipment volume was due to Japan, reflecting the previously disclosed expectation of a full-year net distributor inventory reduction of approximately three billion units (an estimated four

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billion unit reduction in Japan and one billion unit increase in other markets) with the reduction in Japan concentrated in the third quarter of 2018.
Nine Months Year-to-Date
PMI's cigarette shipment volume of the following brands decreased:

•	Marlboro, mainly due to France, the GCC, notably Saudi Arabia and the UAE, Italy, Japan and Korea, partly offset by Indonesia, North Africa and Turkey;

•	L&M, mainly due to the GCC, notably Saudi Arabia, North Africa, notably Egypt, Russia, Turkey and Ukraine, partly offset by Kazakhstan, Serbia and Thailand;

•	Sampoerna A in Indonesia, partly reflecting the impact of its retail price increasing past its round pack price point in the fourth quarter of 2017;

•	Parliament, mainly due to Korea and Russia, partly offset by Turkey;

•	Bond Street, mainly due to Russia and Ukraine;

•	Lark, mainly due to Japan, partly offset by Turkey; and

•
"Others," mainly due to: mid-price brands, notably Sampoerna U in Indonesia, partly reflecting the impact of above-inflation retail price increases; the successful portfolio consolidation of local, low price brands into international trademarks, notably in Brazil, Colombia, Mexico and Russia; low price Jackpot in the Philippines, reflecting uptrading as a result of narrowed price gaps; partly offset by low-price Morven in Pakistan.

PMI's cigarette shipment volume of the following brands increased:

•	Chesterfield, mainly driven by Argentina, Brazil, Colombia, the GCC, notably Saudi Arabia, Mexico and Turkey, partly offset by Portugal, Russia and Taiwan;

•	Philip Morris, mainly driven by Russia, partly offset by Argentina, Italy and the Philippines;

•	Dji Sam Soe in Indonesia, notably reflecting the continued strong performance of its Magnum Mild 16s variant launched in the second quarter of 2017; and

•	Fortune in the Philippines, reflecting the favorable impact of its narrowed retail price gap to competitors' products.
The increase in PMI's heated tobacco unit shipment volume was driven by all IQOS Regions, reflecting growth in: the EU, notably Italy; EE, notably Russia and Ukraine; ME&A, notably PMI Duty Free; and EA&A, notably Korea, partly offset by Japan, due to net unfavorable estimated distributor inventory movements described in the East Asia & Australia Region section below.

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FINANCIAL SUMMARY
Third-Quarter

Financial Summary - Quarters Ended September 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2018	2017	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 7,504	$ 7,473	0.4%	3.3%	31	(213)	483	(310)	71
Cost of Sales	(2,618)	(2,735)	4.3%	3.1%	117	32	—	118	(33)
Marketing, Administration and Research Costs	(1,710)	(1,629)	(5.0)%	(5.8)%	(81)	14	—	—	(95)
Amortization of Intangibles	(20)	(21)	4.8%	4.8%	1	—	—	—	1
Operating Income	$ 3,156	$ 3,088	2.2%	7.6%	68	(167)	483	(192)	(56)
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 3,156	$ 3,088	2.2%	7.6%	68	(167)	483	(192)	(56)

Adjusted Operating Income Margin	42.1%	41.3%	0.8pp	1.8pp
“Cost/Other” also includes the currency-neutral net revenue variance, unrelated to volume/mix and price components, attributable to fees for certain distribution rights billed to customers in certain markets in the ME&A Region.  This immaterial presentational change, made in conjunction with the new revenue recognition standard, is prospective only.
Net revenues, excluding unfavorable currency, increased by 3.3%, primarily reflecting a favorable pricing variance, driven by all Regions, and a favorable "cost/other" variance, as described above, partly offset by unfavorable volume/mix due mainly to EA&A, principally Japan, partly offset by the EU.
Operating income, excluding unfavorable currency, increased by 7.6%, reflecting: a favorable pricing variance and the favorable margin impact of lower IQOS device sales, partly offset by unfavorable volume/mix due mainly to EA&A, principally Japan, partly offset by the EU. The favorable pricing variance was also partly offset by higher costs, notably higher manufacturing and marketing, administration and research costs, primarily related to increased investment behind reduced-risk products across all Regions, predominantly the EU.
Adjusted operating income margin, excluding currency, increased by 1.8 points to 43.1%, reflecting the factors mentioned above, as detailed in the attached Schedule 7.

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Nine Months Year-to-Date

Financial Summary - Nine Months Ended September 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2018	2017	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 22,126	$ 20,454	8.2%	6.5%	1,672	351	1,165	(6)	162
Cost of Sales	(7,977)	(7,431)	(7.3)%	(4.6)%	(546)	(205)	—	(340)	(1)
Marketing, Administration and Research Costs	(5,411)	(4,717)	(14.7)%	(11.5)%	(694)	(150)	—	—	(544)
Amortization of Intangibles	(63)	(65)	3.1%	3.1%	2	—	—	—	2
Operating Income	$ 8,675	$ 8,241	5.3%	5.3%	434	(4)	1,165	(346)	(381)
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 8,675	$ 8,241	5.3%	5.3%	434	(4)	1,165	(346)	(381)

Adjusted Operating Income Margin	39.2%	40.3%	(1.1)pp	(0.4)pp
“Cost/Other” also includes the currency-neutral net revenue variance, unrelated to volume/mix and price components, attributable to fees for certain distribution rights billed to customers in certain markets in the ME&A Region.  This immaterial presentational change, made in conjunction with the new revenue recognition standard, is prospective only.
Net revenues, excluding favorable currency, increased by 6.5%, primarily reflecting a favorable pricing variance, driven by EU, EE, S&SA, EA&A and LA&C, and a favorable "cost/other" variance as described above. Despite an unfavorable volume variance in Japan and Saudi Arabia, volume/mix was essentially flat, notably reflecting a favorable volume variance driven by heated tobacco units.
Operating income, excluding unfavorable currency, increased by 5.3%, reflecting: a favorable pricing variance; partly offset by unfavorable volume/mix, due mainly to lower mix in Indonesia, lower volume in Japan, lower volume/mix in Russia and lower volume in Saudi Arabia, partly offset by higher volume in Korea. The favorable pricing variance was also partly offset by higher marketing, administration and research costs, primarily related to increased investment behind reduced-risk products, predominantly in the EU and EA&A.
Adjusted operating income margin, excluding currency, decreased by 0.4 points to 39.9%, reflecting the factors mentioned above, as detailed in the attached Schedule 7.

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NET REVENUES BY PRODUCT CATEGORY

PMI Net Revenues	Third-Quarter				Nine Months Year-to-Date
(in millions)				Excl.				Excl.
	2018	2017	Change	Curr.	2018	2017	Change	Curr.
Combustible Products
European Union	$ 2,225	$ 2,139	4.0%	2.7%	$ 6,381	$ 5,909	8.0%	(0.6)%
Eastern Europe	705	696	1.2%	7.2%	1,926	1,900	1.4%	2.5%
Middle East & Africa	1,019	1,045	(2.5)%	6.8%	2,813	2,970	(5.3)%	(2.4)%
South & Southeast Asia	1,197	1,129	6.0%	13.2%	3,434	3,206	7.1%	11.2%
East Asia & Australia	789	760	3.8%	4.4%	2,348	2,363	(0.6)%	(2.4)%
Latin America & Canada	748	755	(1.0)%	2.3%	2,254	2,108	6.9%	9.8%
Total PMI	$ 6,681	$ 6,526	2.4%	5.8%	$ 19,156	$ 18,457	3.8%	2.4%

RRPs
European Union	$ 242	$ 65	+100%	+100%	$ 577	$ 145	+100%	+100%
Eastern Europe	73	9	+100%	+100%	179	19	+100%	+100%
Middle East & Africa	124	31	+100%	+100%	313	45	+100%	+100%
South & Southeast Asia	—	—	—%	—%	—	—	—%	—%
East Asia & Australia	377	841	(55.1)%	(56.4)%	1,887	1,786	5.7%	2.4%
Latin America & Canada	5	1	+100%	+100%	14	2	+100%	+100%
Total PMI	$ 823	$ 947	(13.2)%	(14.2)%	$ 2,970	$ 1,997	48.7%	43.6%

Combustible Products and RRPs
European Union	$ 2,467	$ 2,204	11.9%	10.6%	$6,958	$6,054	14.9%	5.8%
Eastern Europe	778	705	10.4%	16.9%	2,105	1,918	9.7%	11.1%
Middle East & Africa	1,143	1,078	6.0%	15.0%	3,126	3,017	3.6%	6.4%
South & Southeast Asia	1,197	1,129	6.0%	13.2%	3,434	3,206	7.1%	11.2%
East Asia & Australia	1,166	1,601	(27.2)%	(27.5)%	4,235	4,149	2.1%	(0.3)%
Latin America & Canada	753	756	(0.4)%	2.9%	2,268	2,110	7.5%	10.4%
Total PMI	$ 7,504	$ 7,473	0.4%	3.3%	$ 22,126	$ 20,454	8.2%	6.5%
Note: Sum of product categories or Regions might not foot to total PMI due to rounding.

- -11 -

EUROPEAN UNION REGION
Third-Quarter

Financial Summary - Quarters Ended September 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2018	2017	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 2,467	$ 2,204	11.9%	10.6%	263	30	77	156	—

Operating Income	$ 1,179	$ 1,025	15.0%	13.2%	154	19	77	110	(52)
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 1,179	$ 1,025	15.0%	13.2%	154	19	77	110	(52)

Adjusted Operating Income Margin	47.8%	46.5%	1.3pp	1.1pp
Net revenues, excluding favorable currency, increased by 10.6%, reflecting: a favorable pricing variance, driven principally by Germany and Italy, partly offset by France; and favorable volume/mix, primarily reflecting favorable volume across the Region, driven by heated tobacco unit volume, partly offset by France.
Operating income, excluding favorable currency, increased by 13.2%, mainly reflecting: a favorable pricing variance; and favorable volume/mix across the Region; partially offset by higher manufacturing costs and marketing, administration and research costs, primarily related to investments behind reduced-risk products.
Adjusted operating income margin, excluding currency, increased by 1.1 points to 47.6%, reflecting the factors mentioned above, as detailed on Schedule 7.
Nine Months Year-to-Date

Financial Summary - Nine Months Ended September 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2018	2017	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 6,958	$ 6,054	14.9%	5.8%	904	553	194	157	—

Operating Income	$ 3,096	$ 2,717	13.9%	3.0%	379	298	194	62	(175)
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 3,096	$ 2,717	13.9%	3.0%	379	298	194	62	(175)

Adjusted Operating Income Margin	44.5%	44.9%	(0.4)pp	(1.2)pp
Net revenues, excluding favorable currency, increased by 5.8%, reflecting a favorable pricing variance, driven principally by Germany and Italy, partly offset by France, and favorable volume/mix, notably Bulgaria, the Czech Republic, Italy and Poland, driven by heated tobacco unit volume, partly offset by unfavorable volume in France.
Operating income, excluding favorable currency, increased by 3.0%, mainly due to: a favorable pricing variance; favorable volume/mix, notably in Bulgaria, the Czech Republic and Poland, driven by heated tobacco unit volume, partly offset by France and Germany; partly offset by higher manufacturing costs and marketing, administration and research costs, primarily related to investments behind reduced-risk products.
Adjusted operating income margin, excluding currency, decreased by 1.2 points to 43.7%, reflecting the factors mentioned above, as detailed on Schedule 7.

- -12 -

Total Market, PMI Shipment & Market Share Commentaries

European Union Key Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2018	2017	% / pp	2018	2017	% / pp
Total Market (billion units)	131.3	131.7	(0.3)%	365.3	372.7	(2.0)%

PMI Shipment Volume (million units)
Cigarettes	48,223	49,114	(1.8)%	135,878	141,412	(3.9)%
Heated Tobacco Units	1,730	464	+100.0%	3,853	1,040	+100.0%
Total EU	49,953	49,578	0.8%	139,731	142,452	(1.9)%

PMI Market Share
Marlboro	18.5%	18.7%	(0.2)	18.4%	18.7%	(0.3)
L&M	7.0%	6.8%	0.2	6.9%	6.9%	—
Chesterfield	5.9%	6.1%	(0.2)	5.9%	6.0%	(0.1)
Philip Morris	2.9%	3.0%	(0.1)	3.0%	3.1%	(0.1)
HEETS	1.2%	0.3%	0.9	1.0%	0.2%	0.8
Others	3.0%	3.2%	(0.2)	3.2%	3.2%	—
Total EU	38.5%	38.1%	0.4	38.4%	38.1%	0.3
Third-Quarter
The estimated total market in the EU decreased by 0.3% to 131.3 billion units, or by 1.0% excluding the net impact of favorable estimated trade inventory movements, mainly due to:

•	France, down by 8.6%, primarily reflecting the impact of significant excise-tax driven price increases in November 2017 and March 2018, and an increase in the prevalence of illicit trade; and

•	Italy, down by 2.4%, primarily reflecting the impact of retail price increases in March 2018;
partly offset by

•	Poland, up by 6.5%, partly reflecting a favorable comparison with the third quarter of 2017 which decreased by 2.9%.
PMI's total shipment volume increased by 0.8% to 50.0 billion units, notably driven by:

•	Germany, up by 2.8%, primarily driven by higher market share, notably of Marlboro, and higher heated tobacco unit shipment volume; and

•	Poland, up by 7.4%, primarily reflecting the higher total market;
partly offset by

•
France, down by 6.7%, primarily due to a lower total market, partly offset by higher market share primarily driven by Marlboro, benefiting from its narrowed price gap with competitors' alternatives following its positioning to the round price of €8.00/pack as of March 2018, and the positive momentum of Philip Morris initiated with its price repositioning in November 2017 and extended with its XXL line variant in March 2018; and

•	Italy, down by 3.8%, reflecting the lower total market and lower cigarette market share, partly offset by higher heated tobacco unit shipment volume.

- -13 -

PMI's total market share increased by 0.4 points to 38.5%, with gains notably in Belgium, Bulgaria, Croatia, France, Germany, Greece, Hungary, the Netherlands, Poland, Portugal, the Slovak Republic and Sweden, partly offset by declines in the Czech Republic, Denmark, Italy, Romania, Spain, Switzerland and the United Kingdom.
Nine Months Year-to-Date
The estimated total market in the EU decreased by 2.0% to 365.3 billion units, notably due to:

•	France, down by 10.1%, reflecting the same factors as in the quarter;

•	Germany, down by 2.6%, primarily reflecting the impact of price increases in 2017 and in March 2018;

•	Italy, down by 2.1%, reflecting the same factor as in the quarter; and

•	the United Kingdom, down by 5.7%, primarily reflecting the impact of price increases.
partly offset by

•	Poland, up by 2.7%, primarily reflecting a decrease in the prevalence of illicit trade.
PMI's total shipment volume decreased by 1.9% to 139.7 billion units, or by 1.4% excluding the net impact of unfavorable estimated distributor inventory movements, notably due to:

•	France, down by 6.7%, primarily reflecting the same factors as in the quarter;

•	Germany, down by 2.2%, primarily due to the lower total market, partly offset by higher market share; and

•
Italy, down by 4.1%, or by 2.6% excluding unfavorable estimated distributor inventory movements associated with the timing of price increases in March 2018, partly offset by higher heated tobacco unit shipment volume.

PMI's total market share increased by 0.3 points to 38.4%, with gains notably in Belgium, Bulgaria, Croatia, Denmark, France, Germany, Greece, Hungary, the Netherlands, Portugal, Romania, the Slovak Republic, partly offset by declines in Austria, the Czech Republic, Italy, Poland, Spain, Sweden, Switzerland and the United Kingdom.

EASTERN EUROPE REGION
Third-Quarter

Financial Summary - Quarters Ended September 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2018	2017	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 778	$ 705	10.4%	16.9%	73	(46)	91	28	—

Operating Income	$ 270	$ 244	10.7%	33.6%	26	(56)	91	(10)	1
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 270	$ 244	10.7%	33.6%	26	(56)	91	(10)	1

Adjusted Operating Income Margin	34.7%	34.6%	0.1pp	5.0pp
Net revenues, excluding unfavorable currency, increased by 16.9%, reflecting a favorable pricing variance, mainly driven by Russia and Ukraine, and favorable volume/mix, primarily due to Russia and Ukraine driven by heated tobacco units.
Operating income, excluding unfavorable currency, increased by 33.6%, mainly reflecting a favorable pricing variance, partly offset by unfavorable volume/mix, predominantly due to unfavorable mix in Russia.
Adjusted operating income margin, excluding currency, increased by 5.0 points to 39.6%, reflecting the factors mentioned above, as detailed on Schedule 7.

- -14 -

Nine Months Year-to-Date

Financial Summary - Nine Months Ended September 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2018	2017	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 2,105	$ 1,918	9.7%	11.1%	187	(26)	243	(30)	—

Operating Income	$ 682	$ 627	8.8%	19.8%	55	(69)	243	(98)	(21)
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 682	$ 627	8.8%	19.8%	55	(69)	243	(98)	(21)

Adjusted Operating Income Margin	32.4%	32.7%	(0.3)pp	2.5pp
Net revenues, excluding unfavorable currency, increased by 11.1%, reflecting a favorable pricing variance, mainly driven by Russia and Ukraine, partly offset by unfavorable volume/mix, primarily due to Russia.
Operating income, excluding unfavorable currency, increased by 19.8%, mainly reflecting: a favorable pricing variance and lower manufacturing costs; partly offset by unfavorable volume/mix, predominantly due to Russia, and higher marketing, administration and research costs notably reflecting increased investments behind reduced-risk products in Russia.
Adjusted operating income margin, excluding currency, increased by 2.5 points to 35.2%, reflecting the factors mentioned above, as detailed on Schedule 7.

Total Market, PMI Shipment & Market Share Commentaries

PMI Shipment Volume	Third-Quarter			Nine Months Year-to-Date
(million units)	2018	2017	Change	2018	2017	Change
Cigarettes	29,801	31,749	(6.1)%	80,294	88,426	(9.2)%
Heated Tobacco Units	1,152	180	+100.0%	2,667	351	+100.0%
Total Eastern Europe	30,953	31,929	(3.1)%	82,961	88,777	(6.6)%
Third-Quarter
The estimated total market in Eastern Europe decreased, notably due to:

•	Russia, down by 7.8%, primarily reflecting the timing and impact of excise tax-driven retail price increases, as well as an increase in the prevalence of illicit trade; and

•	Ukraine, down by 9.4%, primarily reflecting the timing and impact of excise-tax driven retail price increases and an increase in the prevalence of illicit trade.
PMI's total shipment volume decreased by 3.1% to 31.0 billion units, or by 5.1% excluding the net favorable impact of estimated distributor inventory movements, notably in:

•
Russia, down by 3.0%, or by 5.3% excluding the net favorable impact of estimated distributor inventory movements, mainly due to the lower total market; lower cigarette market share, as measured by Nielsen, largely due to mid-price L&M , and low price Bond Street and Next, reflecting the impact of down-trading to competitive products, partly offset by Philip Morris; partially offset by higher heated tobacco unit shipment volume;

•	Kazakhstan, down by 9.2%, mainly due to the lower total market, partly offset by higher market share; and

- -15 -

•	Ukraine, down by 3.7%, mainly due to the lower total market, partly offset by higher heated tobacco unit shipment volume.
Nine Months Year-to-Date
The estimated total market in Eastern Europe decreased, notably due to:

•	Russia, down by 8.6%, mainly reflecting the same factors as in the quarter; and

•	Ukraine, down by 8.2%, mainly reflecting the same factors as in the quarter.
PMI's total shipment volume decreased by 6.6% to 83.0 billion units, notably in:

•	Russia, down by 8.8%, mainly due to the same factors as in the quarter; and

•	Ukraine, down by 8.3%, mainly due to the same factors as in the quarter.

MIDDLE EAST & AFRICA REGION
Third-Quarter

Financial Summary - Quarters Ended September 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2018	2017	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 1,143	$ 1,078	6.0%	15.0%	65	(97)	19	72	71

Operating Income	$ 491	$ 495	(0.8)%	18.8%	(4)	(97)	19	59	15
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 491	$ 495	(0.8)%	18.8%	(4)	(97)	19	59	15

Adjusted Operating Income Margin	43.0%	45.9%	(2.9)pp	1.5pp
“Cost/Other” also includes the currency-neutral net revenue variance, unrelated to volume/mix and price components, attributable to fees for certain distribution rights billed to customers in certain markets in the ME&A Region.  This immaterial presentational change, made in conjunction with the new revenue recognition standard, is prospective only.
Net revenues, excluding unfavorable currency, increased by 15.0%, reflecting: a favorable pricing variance, mainly driven by Egypt and Turkey; favorable volume/mix, principally driven by favorable volume in the GCC, notably Saudi Arabia, as well as PMI Duty Free and Turkey, partly offset by Egypt; and a favorable "cost/other" variance, as described above.
Operating income, excluding unfavorable currency, increased by 18.8%, mainly reflecting a favorable pricing variance; favorable volume/mix, principally driven by favorable volume in the GCC, notably Saudi Arabia, as well as PMI Duty Free and Turkey; and lower marketing, administration and research costs primarily related to the favorable "cost/other" variance.
Adjusted operating income margin, excluding currency, increased by 1.5 points to 47.4%, reflecting the factors mentioned above, as detailed on Schedule 7.

- -16 -

Nine Months Year-to-Date

Financial Summary - Nine Months Ended September 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2018	2017	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 3,126	$ 3,017	3.6%	6.4%	109	(83)	(32)	62	162

Operating Income	$ 1,268	$ 1,463	(13.3)%	(3.6)%	(195)	(143)	(32)	9	(29)
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 1,268	$ 1,463	(13.3)%	(3.6)%	(195)	(143)	(32)	9	(29)

Adjusted Operating Income Margin	40.6%	48.5%	(7.9)pp	(4.5)pp
“Cost/Other” also includes the currency-neutral net revenue variance, unrelated to volume/mix and price components, attributable to fees for certain distribution rights billed to customers in certain markets in the ME&A Region.  This immaterial presentational change, made in conjunction with the new revenue recognition standard, is prospective only.
Net revenues, excluding unfavorable currency, increased by 6.4%, reflecting: a favorable "cost/other" variance, as described above; favorable volume/mix, primarily driven by favorable volume in PMI Duty Free and Turkey, partly offset by the GCC, notably Saudi Arabia; partly offset by an unfavorable pricing variance, due mainly to Saudi Arabia, partly offset by Egypt.
Operating income, excluding unfavorable currency, decreased by 3.6%, mainly reflecting: an unfavorable pricing variance, and higher manufacturing costs, partly due to PMI Duty Free relating to reduced-risk products. The unfavorable pricing and higher manufacturing costs were partly offset by favorable volume/mix, primarily driven by favorable volume in PMI Duty Free and Turkey, partly offset by Saudi Arabia.
Adjusted operating income margin, excluding currency, decreased by 4.5 points to 44.0%, reflecting the factors mentioned above, as detailed on Schedule 7.

Total Market, PMI Shipment & Market Share Commentaries

PMI Shipment Volume	Third-Quarter			Nine Months Year-to-Date
(million units)	2018	2017	Change	2018	2017	Change
Cigarettes	37,406	37,088	0.9%	100,831	101,399	(0.6)%
Heated Tobacco Units	1,152	247	+100.0%	2,832	410	+100.0%
Total Middle East & Africa	38,558	37,335	3.3%	103,663	101,809	1.8%
Third-Quarter
The estimated total market in the Middle East & Africa increased, notably driven by:

•	Turkey, up by 11.3%, notably reflecting a reduction in the prevalence of illicit trade;
partly offset by

•	North Africa, down by 4.4%, mainly due to Egypt reflecting the impact of retail price increases in November 2017 and July 2018.
PMI's total shipment volume increased by 3.3% to 38.6 billion units, notably in:

•	the GCC, notably: Saudi Arabia, up by 18.5%, reflecting higher market share;

•	Turkey, up by 12.3%, reflecting a higher total market; and

•	PMI Duty Free, up by 4.4%, reflecting higher heated tobacco unit shipment volume;

- -17 -

partly offset by

•	Egypt, down by 16.6%, reflecting a lower total market and lower market share.
Nine Months Year-to-Date
The estimated total market in the Middle East & Africa increased, notably due to:

•	Turkey, up by 13.1%, primarily reflecting the same factor as in the quarter;
partly offset by

•	North Africa, notably: Algeria, down by 5.2%, or by 1.4% excluding the unfavorable impact of trade inventory movements; and

•	Saudi Arabia and the UAE, down by 24.5% and 30.4%, respectively, primarily reflecting the impact of price increases and the introduction of the new excise tax in 2017, and VAT in January 2018.
PMI's total shipment volume increased by 1.8% to 103.7 billion units, notably in:

•	Turkey, up by 13.2%, reflecting a higher total market; and

•	PMI Duty Free, up by 15.0%, mainly reflecting higher heated tobacco shipment volume;
partly offset by

•	the GCC, notably: Saudi Arabia, down by 42.8%, and the UAE, down by 64.2%, reflecting the lower total market and market share due to the impact of excise tax and VAT-driven price increases.

SOUTH & SOUTHEAST ASIA REGION
Third-Quarter

Financial Summary - Quarters Ended September 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2018	2017	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 1,197	$ 1,129	6.0%	13.2%	68	(81)	150	(1)	—

Operating Income	$ 455	$ 411	10.7%	21.2%	44	(43)	150	(18)	(45)
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 455	$ 411	10.7%	21.2%	44	(43)	150	(18)	(45)

Adjusted Operating Income Margin	38.0%	36.4%	1.6pp	2.6pp
Net revenues, excluding unfavorable currency, increased by 13.2%, reflecting: a favorable pricing variance, driven principally by Indonesia and the Philippines, partly offset by Thailand. Essentially flat volume/mix largely reflected unfavorable mix in Indonesia and Thailand offset by favorable volume in Thailand.
Operating income, excluding unfavorable currency, increased by 21.2%, mainly reflecting: a favorable pricing variance; partly offset by unfavorable volume/mix, mainly due to Indonesia, partly offset by Thailand, and higher manufacturing costs and marketing, administration and research costs, partly due to Indonesia and Thailand.
Adjusted operating income margin, excluding currency, increased by 2.6 points to 39.0%, reflecting the factors mentioned above, as detailed on Schedule 7.

- -18 -

Nine Months Year-to-Date

Financial Summary - Nine Months Ended September 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2018	2017	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 3,434	$ 3,206	7.1%	11.2%	228	(130)	401	(43)	—

Operating Income	$ 1,324	$ 1,100	20.4%	27.1%	224	(74)	401	(90)	(13)
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 1,324	$ 1,100	20.4%	27.1%	224	(74)	401	(90)	(13)

Adjusted Operating Income Margin	38.6%	34.3%	4.3pp	4.9pp
Net revenues, excluding unfavorable currency, increased by 11.2%, reflecting: a favorable pricing variance, driven principally by Indonesia and the Philippines, partly offset by Thailand; partly offset by unfavorable volume/mix, mainly due to unfavorable mix in Indonesia and Thailand, partly offset by favorable volume in Pakistan and Thailand.
Operating income, excluding unfavorable currency, increased by 27.1%, mainly driven by a favorable pricing variance, partly offset by unfavorable volume/mix, mainly due to Indonesia, partly offset by Pakistan and Thailand.
Adjusted operating income margin, excluding currency, increased by 4.9 points to 39.2%, reflecting the factors mentioned above, as detailed on Schedule 7.

Total Market, PMI Shipment & Market Share Commentaries

PMI Shipment Volume	Third-Quarter			Nine Months Year-to-Date
(million units)	2018	2017	Change	2018	2017	Change
Cigarettes	45,840	44,731	2.5%	130,846	124,655	5.0%
Heated Tobacco Units	—	—	—%	—	—	—%
Total South & Southeast Asia	45,840	44,731	2.5%	130,846	124,655	5.0%
Third-Quarter
The estimated total market in South & Southeast Asia increased, notably driven by:

•	Indonesia, up by 1.4%, reflecting slightly improved macro-economics; and

•
Pakistan, up by 6.1% or approximately 0.8 billion units, reflecting an increase in the duty-paid market driven by a lower prevalence of illicit trade, as well as the timing impact of estimated trade inventory movements related to excise tax changes in 2017 and 2018. Excluding the net impact of favorable estimated trade inventory movements, the total market was up by 5.6%;

partly offset by

•	the Philippines, down by 1.4%, reflecting the impact of excise tax-driven retail price increases; and

•	Thailand, down by 9.0%, primarily reflecting the impact of excise tax-driven price increases.
PMI's total shipment volume increased by 2.5% to 45.8 billion units, mainly driven by:

•	Indonesia, up by 1.2%, mainly reflecting the higher total market; and

•
Thailand, up by 85.7%, mainly reflecting higher market share driven by the price repositioning of the L&M 7.1 variant in the third quarter of 2017 and its subsequent distribution expansion during 2018;

- -19 -

partly offset by

•	Pakistan, down by 11.2%, mainly reflecting lower market share, disproportionately impacted by the estimated trade inventory movements mentioned above, partly offset by a higher total market.
Nine Months Year-to-Date
The estimated total market in South & Southeast Asia increased, notably driven by:

•
Pakistan, up by 43.8% or approximately 13.4 billion units, notably reflecting an increase in the duty-paid market driven by a reduction in the prevalence of illicit trade resulting from excise tax reform in May 2017. Excluding the net impact of favorable estimated trade inventory movements, as mentioned above, the total market was up by 23.2%;

partly offset by

•	Indonesia, down by 0.5%, primarily reflecting soft consumer spending in the first half of 2018 and above inflation excise tax-driven retail price increases;

•	the Philippines, down by 3.0%, primarily reflecting the same factor as in the quarter; and

•	Thailand, down by 9.8%, primarily reflecting the same factor as in the quarter.
PMI's total shipment volume increased by 5.0% to 130.8 billion units, notably driven by:

•	Pakistan, up by 43.4%, reflecting the higher total market;

•	the Philippines, up by 1.1%, mainly reflecting higher market share, partly offset by a lower total market; and

•	Thailand, up by 64.2%, mainly reflecting the same factors as in the quarter.

EAST ASIA & AUSTRALIA REGION
Third-Quarter

Financial Summary - Quarters Ended September 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2018	2017	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 1,166	$ 1,601	(27.2)%	(27.5)%	(435)	6	86	(527)	—

Operating Income	$ 426	$ 648	(34.3)%	(33.3)%	(222)	(6)	86	(307)	5
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 426	$ 648	(34.3)%	(33.3)%	(222)	(6)	86	(307)	5

Adjusted Operating Income Margin	36.5%	40.5%	(4.0)pp	(3.3)pp
Net revenues, excluding favorable currency, decreased by 27.5%, reflecting: an unfavorable volume/mix, primarily due to heated tobacco unit volume in Japan resulting from the adjustment of estimated distributor inventories described below, partly offset by favorable heated tobacco unit volume in Korea. The unfavorable volume/mix was partly offset by a favorable pricing variance.
Operating income, excluding unfavorable currency, decreased by 33.3%, mainly reflecting: unfavorable volume/mix, primarily due to heated tobacco unit volume in Japan resulting from the adjustment of estimated distributor inventories described below, partly offset by favorable heated tobacco unit volume in Korea; and higher marketing, administration and research costs, notably in Japan. The unfavorable volume/mix and higher marketing, administration and research costs were partly offset by a favorable pricing variance and favorable manufacturing costs related to Japan.

- -20 -

Adjusted operating income margin, excluding currency, decreased by 3.3 points to 37.2%, reflecting the factors mentioned above, as detailed on Schedule 7.
Nine Months Year-to-Date

Financial Summary - Nine Months Ended September 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2018	2017	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 4,235	$ 4,149	2.1%	(0.3)%	86	99	65	(78)	—

Operating Income	$ 1,439	$ 1,630	(11.7)%	(12.0)%	(191)	5	65	(162)	(99)
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 1,439	$ 1,630	(11.7)%	(12.0)%	(191)	5	65	(162)	(99)

Adjusted Operating Income Margin	34.0%	39.3%	(5.3)pp	(4.6)pp
Net revenues, excluding favorable currency, decreased by 0.3%, reflecting an unfavorable volume/mix, due to unfavorable volume in Australia and Japan, partly offset by favorable heated tobacco unit volume and IQOS device sales in Korea. The unfavorable volume/mix was partly offset by a favorable pricing variance.
Operating income, excluding favorable currency, decreased by 12.0%, mainly reflecting: unfavorable volume/mix, mainly due to unfavorable volume in Australia and Japan, partly offset by favorable heated tobacco unit volume and IQOS device sales in Korea; and higher marketing, administration and research costs, primarily related to investments behind reduced-risk products; partly offset by a favorable pricing variance, as well as favorable manufacturing costs related to Japan.
Adjusted operating income margin, excluding currency, decreased by 4.6 points to 34.7%, reflecting the factors mentioned above, as detailed on Schedule 7.

Total Market, PMI Shipment & Market Share Commentaries

PMI Shipment Volume	Third-Quarter			Nine Months Year-to-Date
(million units)	2018	2017	Change	2018	2017	Change
Cigarettes	14,186	15,331	(7.5)%	43,391	48,364	(10.3)%
Heated Tobacco Units	4,575	8,826	(48.2)%	19,755	18,697	5.7%
Total East Asia & Australia	18,761	24,157	(22.3)%	63,146	67,061	(5.8)%
Third-Quarter
The estimated total market in East Asia & Australia increased, notably driven by:

•
Japan, up by 10.1%, primarily reflecting the favorable impact of estimated trade and consumer inventory movements ahead of the October 1, 2018 excise tax-driven retail price increases. Excluding these inventory movements, the estimated total market decreased by 2.1%; and

•
Taiwan, up by +100%, primarily reflecting a favorable comparison with the third quarter of 2017 that was impacted by the reversal of estimated trade inventory movements following the excise tax-driven retail price increases in June 2017. Excluding these inventory movements, the total estimated market decreased by 11.6%, primarily reflecting the impact of the retail price increases;

partly offset by

- -21 -

•
Korea, down by 5.8%, primarily reflecting an unfavorable comparison with the third quarter of 2017 that benefited from estimated trade inventory movements ahead of public holidays in the fourth quarter of 2017. Excluding these inventory movements, the estimated total market decreased by 2.4%.

PMI's total shipment volume decreased by 22.3% to 18.8 billion units, reflecting lower cigarette shipment volume, notably in Japan and Korea, and lower heated tobacco unit shipment volume in Japan, partly offset by higher cigarette shipment volume in Taiwan, as well as higher heated tobacco unit shipment volume in Korea.
Excluding the net unfavorable impact of an estimated 7.4 billion units of total distributor inventory movements, primarily related to heated tobacco units in Japan, PMI's total shipment volume increased by 9.1%.
PMI's total shipment volume in Japan was down by 35.4%. Excluding the impact of estimated distributor inventory movements, PMI's total shipment volume in Japan was up by 11.0%, reflecting an increase of heated tobacco unit shipment volume of 42.5%, partly offset by a decline of cigarette shipment volume of 6.7%.
The net unfavorable estimated distributor inventory movements in Japan primarily reflected the impact of higher heated tobacco unit inventory movements in the third quarter of 2017 of approximately 3.1 billion units and lower heated tobacco unit inventory movements in the third quarter of 2018 of approximately 4.3 billion units.
Nine Months Year-to-Date
The estimated total market in East Asia & Australia decreased, notably due to:

•	Australia, down by 6.2%, primarily reflecting the impact of excise tax-driven retail price increases in 2017 and the first quarter of 2018;

•	Korea, down by 3.3%, or by 2.3% excluding the impact of the estimated trade inventory movements mentioned above; and

•
Taiwan, down by 23.3%, or by 16.7% excluding the impact of the estimated trade inventory movements mentioned above, primarily reflecting the impact of excise tax-driven retail price increases in June 2017;

partly offset by

•	Japan, up by 2.1%, or down by 2.1% excluding the impact of the estimated trade and consumer inventory movements mentioned above.
PMI's total shipment volume decreased by 5.8% to 63.1 billion units, reflecting lower cigarette shipment volume, principally in Japan and Korea, and lower heated tobacco unit shipment volume in Japan, partly offset by higher heated tobacco unit shipment volume in Korea.
Excluding the net unfavorable impact of an estimated 9.2 billion units of total distributor inventory movements, primarily in Japan, reflecting net unfavorable heated tobacco unit inventory movements of approximately 10.3 billion units, partly offset by net favorable cigarette inventory movements of approximately 1.1 billion units, PMI's total shipment volume increased by 8.4%.
PMI's total shipment volume in Japan was down by 11.9%. Excluding the impact of estimated distributor inventory movements, PMI's total shipment volume in Japan was up by 9.6%, reflecting an increase of heated tobacco unit shipment volume of 63.1%, partly offset by a decline of cigarette shipment volume of 14.0%.
The net unfavorable estimated distributor inventory movements in Japan of approximately 9.3 billion units, primarily reflecting higher heated tobacco unit inventory movements year-to-date 2017 of approximately 5.7 billion units, lower cigarette inventory movements year-to-date 2017 of approximately 1.0 billion units, and lower heated tobacco unit inventory movements year-to-date 2018 of approximately 4.6 billion units.

- -22 -

LATIN AMERICA & CANADA REGION
Third-Quarter

Financial Summary - Quarters Ended September 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2018	2017	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 753	$ 756	(0.4)%	2.9%	(3)	(25)	60	(38)	—

Operating Income	$ 335	$ 265	26.4%	20.4%	70	16	60	(26)	20
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 335	$ 265	26.4%	20.4%	70	16	60	(26)	20

Adjusted Operating Income Margin	44.5%	35.1%	9.4pp	5.9pp
Net revenues, excluding unfavorable currency, increased by 2.9%, reflecting: a favorable pricing variance, notably in Canada and Mexico, partly offset by Argentina, partially reflecting the adoption of highly inflationary accounting; partly offset by unfavorable volume/mix, mainly due to unfavorable volume in Argentina and Canada, partly offset by favorable volume in Mexico reflecting a favorable comparison with the third quarter of 2017.
Operating income, excluding favorable currency, increased by 20.4%, reflecting: a favorable pricing variance; and favorable costs, mainly reflecting lower manufacturing costs in Argentina, partially reflecting the adoption of highly inflationary accounting, and Mexico; partly offset by unfavorable volume/mix, mainly in Argentina and Canada, partly offset by Mexico.
Adjusted operating income margin, excluding currency, increased by 5.9 points to 41.0%, principally driven by the factors mentioned above, as detailed on Schedule 7.
Nine Months Year-to-Date

Financial Summary - Nine Months Ended September 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2018	2017	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 2,268	$ 2,110	7.5%	10.4%	158	(62)	294	(74)	—

Operating Income	$ 866	$ 704	23.0%	26.0%	162	(21)	294	(67)	(44)
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 866	$ 704	23.0%	26.0%	162	(21)	294	(67)	(44)

Adjusted Operating Income Margin	38.2%	33.4%	4.8pp	4.7pp
Net revenues, excluding unfavorable currency, increased by 10.4%, reflecting a favorable pricing variance across the Region, notably in Argentina, Canada and Mexico, partly offset by unfavorable volume/mix, mainly due to unfavorable volume in Argentina and Canada.
Operating income, excluding unfavorable currency, increased by 26.0%, largely reflecting a favorable pricing variance, partly offset by: unfavorable volume/mix, mainly in Argentina and Canada, as well as higher manufacturing and marketing, administration and research costs, primarily related to increased investment behind reduced-risk

- -23 -

products in the Region, coupled with an unfavorable comparison to 2017 related to the sale of assets, primarily in the Dominican Republic.
Adjusted operating income margin, excluding currency, increased by 4.7 points to 38.1%, principally driven by the factors mentioned above, as detailed on Schedule 7.

Total Market, PMI Shipment & Market Share Commentaries

PMI Shipment Volume	Third-Quarter			Nine Months Year-to-Date
(million units)	2018	2017	Change	2018	2017	Change
Cigarettes	19,612	20,452	(4.1)%	58,829	61,301	(4.0)%
Heated Tobacco Units	43	8	+100.0%	98	12	+100.0%
Total Latin America & Canada	19,655	20,460	(3.9)%	58,927	61,313	(3.9)%
Third-Quarter
The estimated total market in Latin America & Canada decreased, notably due to:

•	Argentina, down by 8.5%, primarily reflecting the impact of retail price increases in 2017 and 2018; and

•	Brazil, down by 12.5%, primarily reflecting the impact of retail price increases in 2017 and August 2018;
partly offset by

•	Mexico, up by 7.3%, or down by 0.6% excluding estimated trade inventory movements related to the timing of price increases in June 2018 compared to July of the prior year.
PMI's total shipment volume decreased by 3.9% to 19.7 billion units, mainly due to:

•	Argentina, down by 9.2%, reflecting the lower total market;

•	Brazil, down by 7.0%, reflecting the lower total market, partly offset by higher market share;

•	Canada, down by 6.7%, reflecting the lower total market; and

•	Colombia, down by 15.9%, reflecting the lower total market;
partly offset by

•	Mexico, up by 15.0%, reflecting the favorable impact of the estimated trade inventory movements described above.
Nine Months Year-to-Date
The estimated total market in Latin America & Canada decreased, notably due to:

•	Argentina, down by 3.9% , primarily reflecting the same factor as in the quarter;

•	Brazil, down by 9.7%, primarily reflecting the same factor as in the quarter; and

•	Colombia, down by 10.9%, primarily reflecting the impact of excise tax-driven retail price increases.

PMI's total shipment volume decreased by 3.9% to 58.9 billion units, notably due to:

•	Argentina, down by 5.1%, reflecting the lower total market and lower market share;

•	Canada, down by 2.9%, reflecting the lower total market, partly offset by higher market share; and

•	Colombia, down by 7.7%, reflecting the lower total market.

- -24 -

Philip Morris International: Building a Smoke-Free Future
Philip Morris International (PMI) is leading a transformation in the tobacco industry to create a smoke-free future and ultimately replace cigarettes to the benefit of adults who would otherwise continue to smoke, society, the company and its shareholders. PMI is a leading international tobacco company engaged in the manufacture and sale of cigarettes, smoke-free products and associated electronic devices and accessories, and other nicotine-containing products in markets outside the U.S. PMI is building a future on a new category of smoke-free products that, while not risk-free, are a much better choice than continuing to smoke. Through multidisciplinary capabilities in product development, state-of-the-art facilities and scientific substantiation, PMI aims to ensure that its smoke-free products meet adult consumer preferences and rigorous regulatory requirements. PMI's smoke-free IQOS product portfolio includes heated tobacco and nicotine-containing vapor products. As of September 30, 2018, PMI estimates that approximately 5.9 million adult smokers around the world have already stopped smoking and switched to PMI’s heated tobacco product, which is currently available for sale in 43 markets in key cities or nationwide under the IQOS brand. For more information, please visit www.pmi.com and www.pmiscience.com.

Forward-Looking and Cautionary Statements
This press release contains projections of future results and other forward-looking statements. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize reduced-risk products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent. Future results are also subject to the lower predictability of our reduced-risk product category's performance.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended June 30, 2018. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.

- -25 -

Key Terms, Definitions and Explanatory Notes
General

•	"PMI" refers to Philip Morris International Inc. and its subsidiaries. Trademarks and service marks that are the registered property of, or licensed by, the subsidiaries of PMI, are italicized.

•	Comparisons are made to the same prior-year period unless otherwise stated.

•	Unless otherwise stated, references to total industry, total market, PMI shipment volume and PMI market share performance reflect cigarettes and heated tobacco units.

•	Key market data regarding total market size, PMI shipments and market share can be found in Appendixes 1 and 2 provided with this press release.

•
References to total international market, defined as worldwide cigarette and heated tobacco unit volume excluding the United States, total industry, total market and market shares are PMI estimates for tax-paid products based on the latest available data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China and/or PMI's duty free business.

•	"OTP" is defined as "other tobacco products," primarily roll-your-own and make-your-own cigarettes, pipe tobacco, cigars and cigarillos, and does not include reduced-risk products.

•	"Combustible products" is the term PMI uses to refer to cigarettes and OTP, combined.

•	In-market sales, or "IMS," is defined as sales to the retail channel, depending on the market and distribution model.

•	"Total shipment volume" is defined as the combined total of cigarette shipment volume and heated tobacco unit shipment volume.

•
Effective January 1, 2018, PMI began managing its business in six reporting segments as follows: the European Union Region (EU); the Eastern Europe Region (EE); the Middle East & Africa Region (ME&A), which includes PMI Duty Free; the South & Southeast Asia Region (S&SA); the East Asia & Australia Region (EA&A); and the Latin America & Canada Region (LA&C).

•	"North Africa" is defined as Algeria, Egypt, Libya, Morocco and Tunisia.

•	"The GCC" (Gulf Cooperation Council) is defined as Bahrain, Kuwait, Oman, Qatar, Saudi Arabia and the United Arab Emirates (UAE).

•
[NEW] From time to time, PMI’s shipment volumes are subject to the impact of distributor inventory movements, and estimated total industry/market volumes are subject to the impact of inventory movements in various trade channels that include estimated trade inventory movements of PMI’s competitors arising from market-specific factors that significantly distort reported volume disclosures. Such factors may include changes to the manufacturing supply chain, shipment methods, consumer demand, timing of excise tax increases or other influences that may affect the timing of sales to customers. In such instances, in addition to reviewing PMI shipment volumes and certain estimated total industry/market volumes on a reported basis, management reviews these measures on an adjusted basis that excludes the impact of distributor and/or estimated trade inventory movements. Management also believes that disclosing PMI shipment volumes and estimated total industry/market volumes in such circumstances on a basis that excludes the impact of distributor and/or estimated trade inventory movements improves the comparability of performance and trends for these measures over different reporting periods.

•	[NEW] "OECD" is defined as Organisation for Economic Co-operation and Development.
Financial

•
Net revenues related to combustible products refer to the operating revenues generated from the sale of these products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes. PMI recognizes revenue when control is transferred to the customer, typically either upon shipment or delivery of goods.

•
Net revenues related to RRPs represent the sale of heated tobacco units, IQOS devices and related accessories, and other nicotine-containing products, primarily e-vapor products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes. PMI recognizes revenue when control is transferred to the customer, typically either upon shipment or delivery of goods.

•
PMI has adopted Accounting Standard Update ASU 2014-09 "Revenue from Contracts with Customers" as of January 1, 2018 on a retrospective basis. PMI made an accounting policy election to exclude excise taxes collected from customers from the measurement of the transaction price, thereby presenting revenues, net of

- -26 -

excise taxes in all periods. The underlying principles of the new standard, relating to the measurement of revenue and the timing of recognition, are closely aligned with PMI's current business model and practices.

•
PMI adopted Accounting Standard Update ASU 2017-07 "Compensation - Retirement Benefits" as of January 1, 2018 on a retrospective basis. Previously, total pension and other employee benefit costs were included in operating income. Beginning January 1, 2018, only the service cost component is required to be shown in operating income, while all other cost components are presented in a new line item “pension and other employee benefit costs" below operating income.

•
Prior to 2018, management evaluated business segment performance, and allocated resources, based on operating companies income, or OCI. Effective January 1, 2018, management began evaluating business segment performance, and allocating resources, based on operating income, or OI.

•
"Cost of sales" consists principally of: tobacco leaf, non-tobacco raw materials, labor and manufacturing costs; shipping and handling costs; and the cost of IQOS devices produced by third-party electronics manufacturing service providers.  Estimated costs associated with IQOS warranty programs are generally provided for in cost of sales in the period the related revenues are recognized.

•
"Marketing, administration and research costs" include the costs of marketing and selling our products, other costs generally not related to the manufacture of our products (including general corporate expenses), and costs incurred to develop new products. The most significant components of our marketing, administration and research costs are marketing and sales expenses and general and administrative expenses.

•
"Cost/Other" in the Financial Summary table of total PMI and the six reporting segments of this release reflects the currency-neutral variances of: cost of sales (excluding the volume/mix cost component); marketing, administration and research costs; asset impairment and exit costs; and amortization of intangibles.

•	"Adjusted Operating Income Margin" is calculated as adjusted operating income, divided by net revenues.

•
"Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization and equity (income)/loss in unconsolidated subsidiaries, excluding asset impairment and exit costs, and unusual items.

•	"Net debt" is defined as total debt, less cash and cash equivalents.

•
Management reviews net revenues, OI, OI margins, operating cash flow and earnings per share, or "EPS," on an adjusted basis, which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, tax items and other special items.

•
Management reviews these measures because they exclude changes in currency exchange rates and other factors that may distort underlying business trends, thereby improving the comparability of PMI’s business performance between reporting periods. Furthermore, PMI uses several of these measures in its management compensation program to promote internal fairness and a disciplined assessment of performance against company targets. PMI discloses these measures to enable investors to view the business through the eyes of management.

•
Non-GAAP measures used in this release should neither be considered in isolation nor as a substitute for the financial measures prepared in accordance with U.S. GAAP. For a reconciliation of non-GAAP measures to the most directly comparable GAAP measures, see the relevant schedules provided with this press release.

Reduced-Risk Products

•
"Reduced-risk products," or "RRPs," is the term PMI uses to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continued smoking.  PMI has a range of RRPs in various stages of development, scientific assessment and commercialization. Because PMI's RRPs do not burn tobacco, they produce an aerosol that contains far lower quantities of harmful and potentially harmful constituents than found in cigarette smoke.

•	The IQOS heat-not-burn device is a precisely controlled heating device into which a specially designed and proprietary tobacco unit is inserted and heated to generate an aerosol.

•
"Heated tobacco units," or "HTUs," is the term PMI uses to refer to heated tobacco consumables, which include the company's HEETS, HEETS Marlboro and HEETS FROM MARLBORO, defined collectively as HEETS, as well as Marlboro HeatSticks and Parliament HeatSticks.

- -27 -

																	Appendix 1
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Key Market Data

	Quarters Ended September 30,
Market	Total Market, bio units			PMI Shipments, bio units									PMI Market Share, % (1)
				Total			Cigarette			HTU			Total			HTU
	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	pp Change	2018	2017	pp Change

European Union
France	10.7	11.7	(8.6)	4.6	5.0	(6.7)	4.6	4.9	(6.6)	—	—	—	45.7	43.4	2.3	0.1	—	0.1
Germany	20.5	20.4	0.5	7.3	7.1	2.8	7.2	7.0	1.8	0.1	—	—	35.5	34.7	0.8	0.5	0.2	0.3
Italy	18.3	18.7	(2.4)	9.3	9.7	(3.8)	8.8	9.5	(8.0)	0.5	0.1	+100	51.9	52.4	(0.5)	2.0	0.7	1.3
Poland	11.9	11.2	6.5	5.2	4.8	7.4	5.1	4.8	5.8	0.1	—	—	43.4	43.0	0.4	0.9	0.2	0.7
Spain	12.5	12.4	0.9	3.9	3.8	1.6	3.8	3.8	0.3	0.1	—	—	32.4	33.0	(0.6)	0.4	0.1	0.3

Eastern Europe
Russia (2)	64.6	70.0	(7.8)	18.4	18.9	(3.0)	17.6	18.9	(6.5)	0.7	0.1	+100	26.9	27.3	(0.4)	—	—	—

Middle East & Africa
Saudi Arabia	5.3	5.3	(0.4)	2.5	2.1	18.5	2.5	2.1	18.5	—	—	—	41.7	35.6	6.1	—	—	—
Turkey (2)	33.4	30.0	11.3	15.9	14.1	12.3	15.9	14.1	12.3	—	—	—	43.2	43.4	(0.2)	—	—	—

South & Southeast Asia
Indonesia	80.3	79.2	1.4	26.5	26.2	1.2	26.5	26.2	1.2	—	—	—	33.0	33.1	(0.1)	—	—	—
Philippines	18.3	18.6	(1.4)	12.7	12.7	0.4	12.7	12.7	0.4	—	—	—	69.5	68.3	1.2	—	—	—

East Asia & Australia
Australia	3.4	3.4	1.7	1.0	1.1	(8.7)	1.0	1.1	(8.7)	—	—	—	29.1	32.5	(3.4)	—	—	—
Japan	48.5	44.0	10.1	10.7	16.5	(35.4)	7.5	8.2	(8.6)	3.2	8.3	(61.8)	33.5	33.2	0.3	15.5	11.9	3.6
Korea	18.7	19.9	(5.8)	4.6	4.2	8.2	3.2	3.7	(14.7)	1.4	0.5	+100	24.2	21.1	3.1	7.4	2.5	4.9

Latin America & Canada
Argentina	8.1	8.9	(8.5)	6.1	6.7	(9.2)	6.1	6.7	(9.2)	—	—	—	74.7	75.1	(0.4)	—	—	—
Canada	6.2	6.5	(4.8)	2.4	2.6	(6.7)	2.4	2.6	(6.8)	—	—	—	38.7	39.5	(0.8)	0.1	—	0.1
Mexico	8.5	8.0	7.3	5.9	5.1	15.0	5.9	5.1	15.0	—	—	—	69.1	64.5	4.6	—	—	—

(1) Market share estimates are calculated using IMS data unless otherwise stated
(2) PMI Cigarette Market Share August QTD as measured by Nielsen
Note: % change for Total Market and PMI shipments is computed based on millions of units

																	Appendix 2
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Key Market Data

	Nine Months Ended September 30,
Market	Total Market, bio units			PMI Shipments, bio units									PMI Market Share, % (1)
				Total			Cigarette			HTU			Total			HTU
	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	pp Change	2018	2017	pp Change

European Union
France	31.1	34.6	(10.1)	14.0	15.1	(6.7)	14.0	15.0	(6.7)	—	—	—	45.3	43.3	2.0	0.1	—	0.1
Germany	56.1	57.6	(2.6)	20.5	21.0	(2.2)	20.3	20.9	(3.1)	0.3	0.1	+100	36.6	36.5	0.1	0.5	0.1	0.4
Italy	52.0	53.1	(2.1)	26.6	27.7	(4.1)	25.5	27.3	(6.8)	1.1	0.4	+100	51.8	52.1	(0.3)	1.8	0.6	1.2
Poland	33.1	32.3	2.7	13.8	13.7	0.6	13.6	13.7	(0.7)	0.2	—	—	41.6	42.4	(0.8)	0.7	0.1	0.6
Spain	34.1	34.2	(0.2)	11.1	11.1	(0.7)	10.9	11.1	(1.4)	0.1	0.1	+100	32.1	32.4	(0.3)	0.4	0.1	0.3

Eastern Europe
Russia (2)	176.8	193.5	(8.6)	48.7	53.4	(8.8)	47.1	53.2	(11.5)	1.6	0.2	+100	26.6	27.2	(0.6)	—	—	—

Middle East & Africa
Saudi Arabia	15.2	20.1	(24.5)	5.3	9.2	(42.8)	5.3	9.2	(42.8)	—	—	—	41.1	48.2	(7.1)	—	—	—
Turkey (2)	87.9	77.7	13.1	40.9	36.1	13.2	40.9	36.1	13.2	—	—	—	43.1	43.2	(0.1)	—	—	—

South & Southeast Asia
Indonesia	224.8	225.9	(0.5)	74.5	74.4	0.1	74.5	74.4	0.1	—	—	—	33.1	33.0	0.1	—	—	—
Philippines	52.6	54.2	(3.0)	36.7	36.3	1.1	36.7	36.3	1.1	—	—	—	69.8	66.9	2.9	—	—	—

East Asia & Australia
Australia	9.6	10.3	(6.2)	2.8	3.1	(9.2)	2.8	3.1	(9.2)	—	—	—	29.3	30.2	(0.9)	—	—	—
Japan	130.7	128.0	2.1	39.9	45.3	(11.9)	24.2	27.2	(11.1)	15.8	18.2	(13.1)	34.1	31.8	2.3	15.6	9.7	5.9
Korea	52.4	54.2	(3.3)	13.1	11.0	19.7	9.1	10.4	(12.3)	4.0	0.5	+100	24.9	20.2	4.7	7.6	1.0	6.6

Latin America & Canada
Argentina	25.9	27.0	(3.9)	19.1	20.1	(5.1)	19.1	20.1	(5.1)	—	—	—	73.9	74.7	(0.8)	—	—	—
Canada	17.2	18.0	(4.6)	6.6	6.8	(2.9)	6.6	6.8	(3.1)	—	—	—	38.4	37.3	1.1	0.1	—	0.1
Mexico	25.4	25.6	(0.7)	16.9	17.1	(1.2)	16.9	17.1	(1.2)	—	—	—	66.4	66.8	(0.4)	—	—	—

(1) Market share estimates are calculated using IMS data unless otherwise stated
(2) PMI Cigarette Market Share August YTD as measured by Nielsen
Note: % change for Total Market and PMI shipments is computed based on millions of units

				Schedule 1
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Diluted Earnings Per Share (EPS)
($ in millions, except per share data) / (Unaudited)

Quarters Ended		Diluted EPS	Nine Months Ended
September 30,			September 30,
$1.44		2018 Diluted Earnings Per Share (1)		$3.85
$1.27		2017 Diluted Earnings Per Share (1)		$3.43
$0.17		Change		$0.42
13.4%		% Change	12.2%

		Reconciliation:
$1.27		2017 Diluted Earnings Per Share (1)		$3.43
—		2017 Asset impairment and exit costs		—
—		2017 Tax items	(0.04)
—		2018 Asset impairment and exit costs		—
—		2018 Tax items		—
(0.09)		Currency	(0.02)
0.04		Interest		0.07
0.11		Change in tax rate		0.24
0.11		Operations (2)		0.17
$1.44		2018 Diluted Earnings Per Share (1)		$3.85

(1) Basic and diluted EPS were calculated using the following (in millions):

Quarters Ended			Nine Months Ended
September 30,			September 30,
2018	2017		2018	2017
$ 2,247	$ 1,970	Net Earnings attributable to PMI	$ 6,001	$ 5,341
5	4	Less distributed and undistributed earnings attributable to share-based payment awards	13	12
$ 2,242	$ 1,966	Net Earnings for basic and diluted EPS	$ 5,988	$ 5,329

1,555	1,553	Weighted-average shares for basic EPS	1,555	1,552
—	1	Plus Contingently Issuable Performance Stock Units	—	1
1,555	1,554	Weighted-average shares for diluted EPS	1,555	1,553

(2) Includes the impact of shares outstanding and share-based payments

							Schedule 2
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency, and Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS, excluding Currency
(Unaudited)

Quarters Ended September 30,				Nine Months Ended September 30,
2018	2017	% Change		2018	2017	% Change
$ 1.44	$ 1.27	13.4%	Reported Diluted EPS	$ 3.85	$ 3.43	12.2%
(0.09)			Currency	(0.02)
$ 1.53	$ 1.27	20.5%	Reported Diluted EPS, excluding Currency	$ 3.87	$ 3.43	12.8%

Quarters Ended September 30,				Nine Months Ended September 30,			Year Ended
2018	2017	% Change		2018	2017	% Change	2017
$ 1.44	$ 1.27	13.4%	Reported Diluted EPS	$ 3.85	$ 3.43	12.2%	$ 3.88
—	—		Asset impairment and exit costs	—	—		—
—	—		Tax items	—	(0.04)		0.84
$ 1.44	$ 1.27	13.4%	Adjusted Diluted EPS	$ 3.85	$ 3.39	13.6%	$ 4.72
(0.09)			Currency	(0.02)
$ 1.53	$ 1.27	20.5%	Adjusted Diluted EPS, excluding Currency	$ 3.87	$ 3.39	14.2%

								Schedule 3
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions	Net Revenues excluding Currency & Acquisitions	Quarters Ended September 30,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions

2018					Combustible Products	2017	% Change
$ 2,225	$ 27	$ 2,198	—	$ 2,198	European Union	$ 2,139	4.0%	2.7%	2.7%
705	(42)	746	—	746	Eastern Europe	696	1.2%	7.2%	7.2%
1,019	(97)	1,116	—	1,116	Middle East & Africa	1,045	(2.5)%	6.8%	6.8%
1,197	(81)	1,278	—	1,278	South & Southeast Asia	1,129	6.0%	13.2%	13.2%
789	(5)	793	—	793	East Asia & Australia	760	3.8%	4.4%	4.4%
748	(25)	773	—	773	Latin America & Canada	755	(1.0)%	2.3%	2.3%
$ 6,681	$ (223)	$ 6,904	—	$ 6,904	Total Combustible	$ 6,526	2.4%	5.8%	5.8%

2018					Reduced-Risk Products	2017	% Change
$ 242	$ 3	$ 239	—	$ 239	European Union	$ 65	+100%	+100%	+100%
73	(4)	78	—	78	Eastern Europe	9	+100%	+100%	+100%
124	—	124	—	124	Middle East & Africa	31	+100%	+100%	+100%
—	—	—	—	—	South & Southeast Asia	—	—%	—%	—%
377	11	367	—	367	East Asia & Australia	841	(55.1)%	(56.4)%	(56.4)%
5	—	5	—	5	Latin America & Canada	1	+100%	+100%	+100%
$ 823	$ 10	$ 813	—	$ 813	Total RRPs	$ 947	(13.2)%	(14.2)%	(14.2)%

2018					PMI	2017	% Change
$ 2,467	$ 30	$ 2,437	—	$ 2,437	European Union	$ 2,204	11.9%	10.6%	10.6%
778	(46)	824	—	824	Eastern Europe	705	10.4%	16.9%	16.9%
1,143	(97)	1,240	—	1,240	Middle East & Africa	1,078	6.0%	15.0%	15.0%
1,197	(81)	1,278	—	1,278	South & Southeast Asia	1,129	6.0%	13.2%	13.2%
1,166	6	1,160	—	1,160	East Asia & Australia	1,601	(27.2)%	(27.5)%	(27.5)%
753	(25)	778	—	778	Latin America & Canada	756	(0.4)%	2.9%	2.9%
$ 7,504	$ (213)	$ 7,717	—	$ 7,717	Total PMI	$ 7,473	0.4%	3.3%	3.3%

Note: Sum of product categories or Regions might not foot to total PMI due to roundings. “-“ indicates amounts between -$0.5 million and +$0.5 million.

								Schedule 4
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions	Net Revenues excluding Currency & Acquisitions	Nine Months Ended September 30,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions

2018					Combustible Products	2017	% Change
$ 6,381	$ 510	$ 5,871	—	$ 5,871	European Union	$ 5,909	8.0%	(0.6)%	(0.6)%
1,926	(22)	1,948	—	1,948	Eastern Europe	1,900	1.4%	2.5%	2.5%
2,813	(88)	2,900	—	2,900	Middle East & Africa	2,970	(5.3)%	(2.4)%	(2.4)%
3,434	(130)	3,564	—	3,564	South & Southeast Asia	3,206	7.1%	11.2%	11.2%
2,348	41	2,306	—	2,306	East Asia & Australia	2,363	(0.6)%	(2.4)%	(2.4)%
2,254	(62)	2,316	—	2,316	Latin America & Canada	2,108	6.9%	9.8%	9.8%
$ 19,156	$ 250	$ 18,906	—	$ 18,906	Total Combustible	$ 18,457	3.8%	2.4%	2.4%

2018					Reduced-Risk Products	2017	% Change
$ 577	$ 43	$ 534	—	$ 534	European Union	$ 145	+100%	+100%	+100%
179	(4)	183	—	183	Eastern Europe	19	+100%	+100%	+100%
313	5	309	—	309	Middle East & Africa	45	+100%	+100%	+100%
—	—	—	—	—	South & Southeast Asia	—	—%	—%	—%
1,887	58	1,830	—	1,830	East Asia & Australia	1,786	5.7%	2.4%	2.4%
14	—	14	—	14	Latin America & Canada	2	+100%	+100%	+100%
$ 2,970	$ 101	$ 2,869	—	$ 2,869	Total RRPs	$ 1,997	48.7%	43.6%	43.6%

2018					PMI	2017	% Change
$ 6,958	$ 553	$ 6,405	—	$ 6,405	European Union	$ 6,054	14.9%	5.8%	5.8%
2,105	(26)	2,131	—	2,131	Eastern Europe	1,918	9.7%	11.1%	11.1%
3,126	(83)	3,209	—	3,209	Middle East & Africa	3,017	3.6%	6.4%	6.4%
3,434	(130)	3,564	—	3,564	South & Southeast Asia	3,206	7.1%	11.2%	11.2%
4,235	99	4,136	—	4,136	East Asia & Australia	4,149	2.1%	(0.3)%	(0.3)%
2,268	(62)	2,330	—	2,330	Latin America & Canada	2,110	7.5%	10.4%	10.4%
$ 22,126	$ 351	$ 21,775	—	$ 21,775	Total PMI	$ 20,454	8.2%	6.5%	6.5%

Note: Sum of product categories or Regions might not foot to total PMI due to roundings. “-“ indicates amounts between -$0.5 million and +$0.5 million.

								Schedule 5
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments of Operating Income for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Operating Income	Currency	Operating Income excluding Currency	Acquisitions	Operating Income excluding Currency & Acquisitions		Operating Income	Total	Excluding Currency	Excluding Currency & Acquisitions

2018					Quarters Ended September 30,	2017	% Change
$ 1,179	$ 19	$ 1,160	—	$ 1,160	European Union	$ 1,025	15.0%	13.2%	13.2%
270	(56)	326	—	326	Eastern Europe	244	10.7%	33.6%	33.6%
491	(97)	588	—	588	Middle East & Africa	495	(0.8)%	18.8%	18.8%
455	(43)	498	—	498	South & Southeast Asia	411	10.7%	21.2%	21.2%
426	(6)	432	—	432	East Asia & Australia	648	(34.3)%	(33.3)%	(33.3)%
335	16	319	—	319	Latin America & Canada	265	26.4%	20.4%	20.4%
$ 3,156	$ (167)	$ 3,323	—	$ 3,323	Total PMI	$ 3,088	2.2%	7.6%	7.6%

2018					Nine Months Ended September 30,	2017	% Change
$ 3,096	$ 298	$ 2,798	—	$ 2,798	European Union	$ 2,717	13.9%	3.0%	3.0%
682	(69)	751	—	751	Eastern Europe	627	8.8%	19.8%	19.8%
1,268	(143)	1,411	—	1,411	Middle East & Africa	1,463	(13.3)%	(3.6)%	(3.6)%
1,324	(74)	1,398	—	1,398	South & Southeast Asia	1,100	20.4%	27.1%	27.1%
1,439	5	1,434	—	1,434	East Asia & Australia	1,630	(11.7)%	(12.0)%	(12.0)%
866	(21)	887	—	887	Latin America & Canada	704	23.0%	26.0%	26.0%
$ 8,675	$ (4)	$ 8,679	—	$ 8,679	Total PMI	$ 8,241	5.3%	5.3%	5.3%

												Schedule 6
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Income to Adjusted Operating Income, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

Operating Income	Asset Impairment & Exit Costs	Adjusted Operating Income	Currency	Adjusted Operating Income excluding Currency	Acqui-sitions	Adjusted Operating Income excluding Currency & Acqui-sitions		Operating Income	Asset Impairment & Exit Costs	Adjusted Operating Income	Total	Excluding Currency	Excluding Currency & Acqui-sitions

2018							Quarters Ended September 30,	2017			% Change
$ 1,179	—	$ 1,179	$ 19	$ 1,160	—	$ 1,160	European Union	$ 1,025	—	$ 1,025	15.0%	13.2%	13.2%
270	—	270	(56)	326	—	326	Eastern Europe	244	—	244	10.7%	33.6%	33.6%
491	—	491	(97)	588	—	588	Middle East & Africa	495	—	495	(0.8)%	18.8%	18.8%
455	—	455	(43)	498	—	498	South & Southeast Asia	411	—	411	10.7%	21.2%	21.2%
426	—	426	(6)	432	—	432	East Asia & Australia	648	—	648	(34.3)%	(33.3)%	(33.3)%
335	—	335	16	319	—	319	Latin America & Canada	265	—	265	26.4%	20.4%	20.4%
$ 3,156	—	$ 3,156	$ (167)	$ 3,323	—	$ 3,323	Total PMI	$ 3,088	—	$ 3,088	2.2%	7.6%	7.6%

2018							Nine Months Ended September 30,	2017			% Change
$ 3,096	—	$ 3,096	$ 298	$ 2,798	—	$ 2,798	European Union	$ 2,717	—	$ 2,717	13.9%	3.0%	3.0%
682	—	682	(69)	751	—	751	Eastern Europe	627	—	627	8.8%	19.8%	19.8%
1,268	—	1,268	(143)	1,411	—	1,411	Middle East & Africa	1,463	—	1,463	(13.3)%	(3.6)%	(3.6)%
1,324	—	1,324	(74)	1,398	—	1,398	South & Southeast Asia	1,100	—	1,100	20.4%	27.1%	27.1%
1,439	—	1,439	5	1,434	—	1,434	East Asia & Australia	1,630	—	1,630	(11.7)%	(12.0)%	(12.0)%
866	—	866	(21)	887	—	887	Latin America & Canada	704	—	704	23.0%	26.0%	26.0%
$ 8,675	—	$ 8,675	$ (4)	$ 8,679	—	$ 8,679	Total PMI	$ 8,241	—	$ 8,241	5.3%	5.3%	5.3%

														Schedule 7
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Adjusted Operating Income Margin, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

Adjusted Operating Income (1)	Net Revenues	Adjusted Operating Income Margin	Adjusted Operating Income excluding Currency (1)	Net Revenues excluding Currency (2)	Adjusted Operating Income Margin excluding Currency	Adjusted Operating Income excluding Currency & Acqui-sitions (1)	Net Revenues excluding Currency & Acqui-sitions (2)	Adjusted Operating Income Margin excluding Currency & Acqui-sitions		Adjusted Operating Income (1)	Net Revenues	Adjusted Operating Income Margin	Adjusted Operating Income Margin	Adjusted Operating Income Margin excluding Currency	Adjusted Operating Income Margin excluding Currency & Acqui-sitions

2018									Quarters Ended September 30,	2017			% Points Change
$ 1,179	$ 2,467	47.8%	$ 1,160	$ 2,437	47.6%	$ 1,160	$ 2,437	47.6%	European Union	$ 1,025	$ 2,204	46.5%	1.3	1.1	1.1
270	778	34.7%	326	824	39.6%	326	824	39.6%	Eastern Europe	244	705	34.6%	0.1	5.0	5.0
491	1,143	43.0%	588	1,240	47.4%	588	1,240	47.4%	Middle East & Africa	495	1,078	45.9%	(2.9)	1.5	1.5
455	1,197	38.0%	498	1,278	39.0%	498	1,278	39.0%	South & Southeast Asia	411	1,129	36.4%	1.6	2.6	2.6
426	1,166	36.5%	432	1,160	37.2%	432	1,160	37.2%	East Asia & Australia	648	1,601	40.5%	(4.0)	(3.3)	(3.3)
335	753	44.5%	319	778	41.0%	319	778	41.0%	Latin America & Canada	265	756	35.1%	9.4	5.9	5.9
$ 3,156	$ 7,504	42.1%	$ 3,323	$ 7,717	43.1%	$ 3,323	$ 7,717	43.1%	Total PMI	$ 3,088	$ 7,473	41.3%	0.8	1.8	1.8

2018									Nine Months Ended September 30,	2017			% Points Change
$ 3,096	$ 6,958	44.5%	$ 2,798	$ 6,405	43.7%	$ 2,798	$ 6,405	43.7%	European Union	$ 2,717	$ 6,054	44.9%	(0.4)	(1.2)	(1.2)
682	2,105	32.4%	751	2,131	35.2%	751	2,131	35.2%	Eastern Europe	627	1,918	32.7%	(0.3)	2.5	2.5
1,268	3,126	40.6%	1,411	3,209	44.0%	1,411	3,209	44.0%	Middle East & Africa	1,463	3,017	48.5%	(7.9)	(4.5)	(4.5)
1,324	3,434	38.6%	1,398	3,564	39.2%	1,398	3,564	39.2%	South & Southeast Asia	1,100	3,206	34.3%	4.3	4.9	4.9
1,439	4,235	34.0%	1,434	4,136	34.7%	1,434	4,136	34.7%	East Asia & Australia	1,630	4,149	39.3%	(5.3)	(4.6)	(4.6)
866	2,268	38.2%	887	2,330	38.1%	887	2,330	38.1%	Latin America & Canada	704	2,110	33.4%	4.8	4.7	4.7
$ 8,675	$ 22,126	39.2%	$ 8,679	$ 21,775	39.9%	$ 8,679	$ 21,775	39.9%	Total PMI	$ 8,241	$ 20,454	40.3%	(1.1)	(0.4)	(0.4)

(1) For the calculation of Adjusted Operating Income and Adjusted Operating Income excluding currency and acquisitions refer to Schedule 6
(2) For the calculation of Net Revenues excluding currency and acquisitions refer to Schedules 3 and 4

					Schedule 8
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Condensed Statements of Earnings
($ in millions, except per share data) / (Unaudited)

Quarters Ended September 30,				Nine Months Ended September 30,
2018	2017	Change Fav./(Unfav.)		2018	2017	Change Fav./(Unfav.)
$ 20,439	$ 20,638	(1.0)%	Revenues including Excise Taxes	$ 59,965	$ 56,513	6.1%
12,935	13,165	1.7%	Excise Taxes on products	37,839	36,059	(4.9)%
7,504	7,473	0.4%	Net Revenues	22,126	20,454	8.2%
2,618	2,735	4.3%	Cost of sales	7,977	7,431	(7.3)%
4,886	4,738	3.1%	Gross profit	14,149	13,023	8.6%
1,710	1,629	(5.0)%	Marketing, administration and research costs	5,411	4,717	(14.7)%
—	—		Asset impairment and exit costs	—	—
20	21		Amortization of intangibles	63	65
3,156	3,088	2.2%	Operating Income	8,675	8,241	5.3%
145	223	35.0%	Interest expense, net	540	655	17.6%
7	20	65.0%	Pension and other employee benefit costs	19	56	66.1%
3,004	2,845	5.6%	Earnings before income taxes	8,116	7,530	7.8%
691	812	14.9%	Provision for income taxes	1,894	2,042	7.2%
(28)	(12)		Equity investments and securities (income)/loss, net	(61)	(57)
2,341	2,045	14.5%	Net Earnings	6,283	5,545	13.3%
94	75		Net Earnings attributable to noncontrolling interests	282	204
$ 2,247	$ 1,970	14.1%	Net Earnings attributable to PMI	$ 6,001	$ 5,341	12.4%

			Per share data (1):
$ 1.44	$ 1.27	13.4%	Basic Earnings Per Share	$ 3.85	$ 3.43	12.2%
$ 1.44	$ 1.27	13.4%	Diluted Earnings Per Share	$ 3.85	$ 3.43	12.2%

(1) Net Earnings and weighted-average shares used in the basic and diluted Earnings Per Share computations for the quarters and for the nine months ended September 30, 2018 and 2017 are shown on Schedule 1, Footnote 1.

		Schedule 9
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Condensed Balance Sheets
($ in millions, except ratios) / (Unaudited)

	September 30,	December 31,
	2018	2017
Assets
Cash and cash equivalents	$5,880	$8,447
All other current assets	12,658	13,147
Property, plant and equipment, net	7,138	7,271
Goodwill	7,271	7,666
Other intangible assets, net	2,317	2,432
Investments in unconsolidated subsidiaries and equity securities	1,361	1,074
Other assets	2,755	2,931
Total assets	$39,380	$42,968

Liabilities and Stockholders' (Deficit) Equity
Short-term borrowings	$545	$499
Current portion of long-term debt	3,042	2,506
All other current liabilities	12,012	12,957
Long-term debt	28,179	31,334
Deferred income taxes	809	799
Other long-term liabilities	4,735	5,103
Total liabilities	49,322	53,198

Total PMI stockholders' deficit	(11,720)	(12,086)
Noncontrolling interests	1,778	1,856
Total stockholders' (deficit) equity	(9,942)	(10,230)
Total liabilities and stockholders' (deficit) equity	$39,380	$42,968

				Schedule 10
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA Ratios
($ in millions, except ratios) / (Unaudited)

	Year Ended September 30, 2018			Year Ended December 31, 2017
	October ~ December	January ~ September	12 months
	2017	2018	rolling
Net Earnings	$796	$6,283	$7,079	$6,341
Equity (income)/loss in unconsolidated subsidiaries, net	(2)	(55)	(57)	(59)
Provision for income taxes	2,265	1,894	4,159	4,307
Interest expense, net	259	540	799	914
Depreciation and amortization	243	734	977	875
Asset impairment and exit costs	—	—	—	—
Adjusted EBITDA	$3,561	$9,396	$12,957	$12,378

			September 30,	December 31,
			2018	2017
Short-term borrowings			$545	$499
Current portion of long-term debt			3,042	2,506
Long-term debt			28,179	31,334
Total Debt			$31,766	$34,339
Cash and cash equivalents			5,880	8,447
Net Debt			$25,886	$25,892

Ratios:
Total Debt to Adjusted EBITDA			2.45	2.77
Net Debt to Adjusted EBITDA			2.00	2.09

						Schedule 11
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Cash Flow to Operating Cash Flow, excluding Currency
($ in millions) / (Unaudited)

Quarters Ended September 30,				Nine Months Ended September 30,
2018	2017	% Change		2018	2017	% Change
$ 1,683	$ 1,920	(12.3)%	Net cash provided by operating activities (1)	$ 7,056	$ 5,991	17.8%
(217)			Currency	138
$ 1,900	$ 1,920	(1.0)%	Net cash provided by operating activities, excluding currency	$ 6,918	$ 5,991	15.5%

(1) Operating cash flow